EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles E. Bradley, Jr., certify that:

1.	I have reviewed this Amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 of Consumer Portfolio Services, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2018

/s/ Charles E. Bradley, Jr.
Charles E. Bradley, Jr.
Chairman, President and Chief Executive Officer